EXHIBIT 21

LIST OF SUBSIDIARIES

     Subsidiaries of Ashland Inc. ("AI") at September 30, 2002, included the companies listed below. Ashland has numerous unconsolidated affiliates, which are primarily accounted for on the equity method, and majority-owned consolidated subsidiaries in addition to the companies listed below. Such affiliates and subsidiaries are not listed below since they would not constitute a significant subsidiary considered in the aggregate as a single entity.

                                                                Jurisdiction of                     Immediate
                        Company                                  Incorporation                      Parent*
                        -------                                  -------------                     -----------
APAC-Alabama, Inc.........................................          Delaware                           AHI
APAC-Arkansas, Inc........................................          Delaware                           AHI
APAC-Carolina, Inc........................................          Delaware                           AHI
APAC-Florida, Inc.........................................          Delaware                           AHI
APAC-Georgia, Inc.........................................           Georgia                           AHI
APAC Holdings, Inc. ("AHI")...............................          Delaware                           AI
APAC-Kansas, Inc..........................................          Delaware                           AHI
APAC-Mississippi, Inc.....................................          Delaware                           AHI
APAC-Missouri, Inc........................................          Delaware                           AHI
APAC-Oklahoma, Inc........................................          Delaware                           AHI
APAC-Tennessee, Inc.......................................          Delaware                           AHI
APAC-Texas, Inc...........................................          Delaware                           AHI
APAC-Virginia, Inc........................................          Delaware                           AHI
ASH GP LLC ("ASH GP").....................................          Delaware                          AIHI
Ashland ACT Korea Limited.................................            Korea                           AHBV
Ashland Canada Corp. .....................................     Nova Scotia, Canada                    ACHBV
Ashland Canada Holdings B.V. ("ACHBV")....................         Netherlands                        AHBV
Ashland Chemical Hispania, S.L............................            Spain                            AI
Ashland France SAS........................................           France                    AHBV 99% -  ASBV 1%
Ashland Holdings B.V. ("AHBV")............................         Netherlands                        ATCV
Ashland International Holdings, Inc. ("AIHI").............          Delaware                           AI
Ashland Italia S.p.A......................................            Italy                    ATCV 95% - AOCV 5%
Ashland Nederland B.V.....................................         Netherlands                        AHBV
Ashland Services B.V. ("ASBV")............................         Netherlands                        AHBV
Ashland UK Limited........................................       United Kingdom                       AHBV
Ashmont Insurance Company, Inc. ..........................           Vermont                           AI
AshOne C.V. ("AOCV") .....................................         Netherlands            AI 10% - AIHI 89% - ASH GP 1%
AshTwo C.V. ("ATCV")......................................         Netherlands             AIHI 10% - AOCV 89% - ASH GP 1%
Marathon Ashland Petroleum LLC............................          Delaware                         AI 38%
Valvoline (Australia) Pty. Ltd............................          Australia                         AHBV
---------------

*100% of the voting securities are owned by the immediate parent except as otherwise indicated.